UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AMERELITE SOLUTIONS, INC.
(Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT OF AMERELITE SOLUTIONS, INC.
3122 W. CLARENDON AVE., PHOENIX, AZ 85017
AUGUST 14, 2012

**WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY**

I. NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS

This information statement was furnished to the shareholders of record of AmerElite Solutions, Inc., a Nevada corporation (the "Company") as of June 25, 2012 (the “Record Date”), in connection with certain actions taken by the written consent of shareholders of the Company holding a majority of the outstanding shares of common stock of the Company, dated July 2, 2012 (the “Written Consent”). These actions taken pursuant to the Written Consent were effective on or about July 16, 2012, 14 days after the mailing of this information statement (the “Information Statement”).

The following actions were put forth to a vote of the holders of a majority interest in the Company’s voting capital on July 2, 2012.

1.           The proposed adoption of the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") by the Written Consent of the holders of a majority in interest of the Company's voting capital consisting of the Company's outstanding common stock, $0.00125 par value (the "Common Stock") and preferred stock, $0.001 par value (the “Preferred Stock”) (combined the “Voting Stock”). On July 2, 2012, the Company's Board of Directors (pursuant to the Written Consent) approved and recommended that the Articles of Incorporation be amended and restated in order to:

•	reflect current developments in Nevada law;
•	provide for the exculpation of directors;
•	address interested party transactions;
•	increase the number of authorized shares of common stock from 20,000,000 to 100,000,000;
•	decrease the par value of the common stock from $0.00125 to $0.001;
•	increase the number of authorized shares of the preferred stock from 2,000,000 to 10,000,000;
•
empower the Board of Directors, in its discretion, to undertake a reverse or forward stock split of the Company’s Common Stock and/or Preferred Stock at a ratio of between one-for-fifty and one-for-two at any time on or prior to July 2, 2013 (the Stock Split), or not to complete the Stock Split.

The elimination of the need for a special meeting of shareholders (the “Special Meeting”) to approve the Amended and Restated Articles of Incorporation is made possible by Section 78.320 of the Nevada Revised Statutes (the "NRS"), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 78.320 of the NRS, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Amended and Restated Articles as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the voting stock of the Company. On July 2, 2012, there were 14,181,088 outstanding shares of Common Stock and approximately 78 holders of record of Common Stock. Additionally, on July 2, 2012, there were 1,250,000 outstanding shares of Preferred Stock and 3 holders of record of Preferred Stock. The approval of the Amended and Restated Articles, required the written consent of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock combined, and each share of Common Stock was entitled to one vote and each share of Class A Preferred Stock was entitled to 10 votes with respect to the approval of the Amended and Restated Articles. By written consent in lieu of a meeting, holders having voting control over 25,298,706 shares of our Voting Stock, representing approximately 94.82% of our effective outstanding voting power, approved the listed corporate actions.

Under applicable federal securities laws, the Amended and Restated Articles will not be effective until at least 14 calendar days after this Information Statement was sent or provided to the shareholders of the Company. The approximate date on which this Information Statement was first sent or provided to shareholders is believed to be July 2, 2012.

**WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY**

For more information on the actions approved by the shareholders pursuant to the Written Consent, see "Actions Taken Pursuant to the Written Consent" below. These actions were approved by holders of more than a majority of the Common Stock outstanding on July 2, 2012, and their written consent shall be effective once proper notice of these actions were delivered to non-consenting shareholders.

The Company sent this Information Statement to all shareholders of record as of June 25, 2012 ("Record Shareholders") and began mailing these materials on or about July 2, 2012.

Delivery of Documents to Security Holders Sharing an Address

Only one Information Statement was delivered to two or more of its shareholders who share an address, unless the Company received contrary instructions from one or more of such shareholders. The Company promptly delivered a separate copy of the Information Statement to any shareholder at a shared address to which a single copy of the Information Statement was delivered by the contacting of the following person: Robert L. Knapp, President and CEO, AmerElite Solutions, Inc., 3122 W. Clarendon Ave., Phoenix, AZ 85017. In the event that a shareholder wished to receive a separate annual report and/or voting statement, or in the event that shareholders sharing an address wished to receive a single copy of the annual report, voting statement or information statement, they could do so by contacting the person referenced above.

By Order of the Board of Directors,
/s/ Robert L. Knapp
Robert L. Knapp
President/CEO

Phoenix, Arizona
August 14, 2012

WE ARE NOT ASKING YOU FOR A VOTING STATEMENT AND
YOU ARE REQUESTED NOT TO SEND US A VOTING STATEMENT.

INTRODUCTION

This Information Statement concerns corporate actions with respect to the following:

(1) The approval of the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") in order to: reflect current developments in Nevada law; to provide for the exculpation of directors; to address interested party transactions; to increase the number of authorized shares of common stock, $0.001 par value (post action par value); to increase the number of authorized shares of preferred stock, $0.001 par value; and to empower and authorize the Board of Directors to decrease or increase the number of then issued and outstanding shares of both common stock, $0.001 par value (post action) and preferred stock, $0.001 par value based on a ratio ranging from 1 share for 2 shares to 1 share for 50 shares for a period up to and including July 2, 2013. (2) The purpose of these corporate actions is to allow us flexibility in executing our business and financial plans, compliance with various contractual agreements and to provide equity incentives to our employees and outside consultants. Upon the expiration of fourteen (14) days after the mailing date of this Information Statement, we will have the ability to conduct a 1-for-2 to 1-for-50 reverse or forward stock split any time for a period up to and including July 2, 2013 and file an amendment to our Articles of Incorporation reflecting such actions.

The elimination of the need for a special meeting of shareholders to approve the Amended and Restated Articles of Incorporation is made possible by Section 78.320 of the Nevada Revised Statutes (the "NRS"), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 78.320 of the NRS, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Amended and Restated Articles as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority interest of the voting stock of the Company. On June 25, 2012, there were 14,181,088 outstanding shares of Common Stock and approximately 78 holders of record of Common Stock. Additionally, on June 25, 2012, there were 1,250,000 outstanding shares of Preferred Stock and 3 holders of record of Preferred Stock. The approval of the Amended and Restated Articles requires the written consent of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock combined, and each share of Common Stock and Preferred Stock is entitled to one vote and 10 votes, respectively, with respect to the approval of the Amended and Restated Articles. By written consent in lieu of a meeting, holders with a combined voting power over 25,298,706 shares of our Voting Stock, representing approximately 94.82% of our outstanding voting power, have approved the listed corporate actions.

Under applicable federal securities laws, the Amended and Restated Articles will not become effective until at least 14 calendar days after this Information Statement is sent or given to the shareholders of the Company. The approximate date on which this Information Statement is first being sent or provided to shareholders is believed to be July 2, 2012.

QUESTIONS AND ANSWERS

This Information Statement contains information related to certain corporate actions of the Company, and is expected to be mailed to shareholders on or about July 2, 2012.

What is the purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, to notify our shareholders as of the close of business on the Record Date of corporate actions taken pursuant to the consent of a majority of our shareholders.

Of the 14,181,088 shares of common stock and 1,250,000 shares of preferred stock outstanding with an effective voting share total of 26,681,088 on July 2, 2012, shareholders holding an effective voting control over 25,298,706 shares, or 94.82%, executed a Written Consent to action to take the following actions:

(1)          To approve the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") in order to:

•	reflect current developments in Nevada law;
•	provide for the exculpation of directors;
•	address interested party transactions;
•	increase the number of authorized shares of common stock from 20,000,000 to 100,000,000;
•	decrease the par value of the common stock from $0.00125 to $0.001
•	increase the number of authorized shares of preferred stock from 2,000,000 to 10,000,000;
•
empower the Board of Directors, in its discretion, to undertake a reverse or forward stock split of the Company’s Common Stock and Preferred Stock at a ratio of between one-for-fifty and one-for-two at any time on or prior to July 2, 2013 (the “Stock Split”), or not to complete the Stock Split; and

(2)          To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Why have the board of directors and the majority shareholders agreed to approve these actions?

The Board of Directors believes these actions are in the best interest of Company and its shareholders. We believe that the authorized empowerment of the Board of Directors allowing them to conduct over the next 12 months a decrease or increase in the number of issued and outstanding shares of common stock and preferred stock,  along with the proposed resultant increase in the number of authorized shares of common stock and preferred stock will enable us to effect our business strategy, provide flexibility in raising additional capital, complete the corporate actions required pursuant to several board initiatives, as well as provide a capital structure that may be more acceptable to the financial markets.

Who is entitled to a notice of these actions?

Each outstanding share of common stock and preferred stock of record on the close of business on the 25th of June  2012 (the “Record Date”) will be entitled to notice of each matter to be voted upon pursuant to written consent or authorization. Shareholders as of the close of business on July 2, 2012 (the “Special Meeting”) that hold a majority of our outstanding shares of Voting Stock have voted in favor of each of the proposals.

Under Nevada law, and our Articles of Incorporation and Bylaws, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders.

What am I being asked to approve?

YOU ARE NOT BEING ASKED TO APPROVE ANYTHING. This Information Statement is being provided to you solely for your information. Because the written consent of a majority of the shareholders satisfies any applicable stockholder-voting requirement of the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, we are not asking you for a proxy or vote and you are not requested to send one.

Why have the Company shareholders acted by written consent rather than hold a Special Meeting?

In order to eliminate the costs and management’s time involved in holding a Special Meeting, our Board of Directors voted to utilize the written consent of the Company's majority shareholders.

When will the amendment to our Articles of Incorporation take effect?

The approval by the majority shareholders will not become effective until 14 days from the date of mailing of this Information Statement to our shareholders. A copy of the amendment to our Articles of Incorporation is attached to this document as Exhibit A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth-certain information (as of June 25, 2012) with respect to ownership of the outstanding Voting Stock of the Company by (i) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Voting Stock of the Company, (ii) each officer or director of the Company who held office during the calendar year ending December 31, 2011 as well each officer or director who currently holds office, (iii) the Company's Chief Executive Officer and each of the Company's other executive officers who earned more than $100,000 during the calendar year ending December 31, 2011; and (iv) all executive officers and directors of the Company as a group.

NATURE OF BENEFICIAL OWNER	AMOUNT OF BENEFICIAL OWNERSHIP (1)	PERCENT OF OUTSTANDING SHARES

Robert Knapp (2)	4,933,150	20.99%
Courtney Knapp (3)	5,999,450	25.53%
Stephanie Knapp (4)	5,700,000	24.26%
Nancy von Bargen (5)	794,100	3.38%
G.R. Hanby Co., Inc. (6)	1,350,000	5.75%
Cinnabar Group Inc. (7)	1,093,334	4.65%
Ameritech International Corp (8)	1,333,334	5.67%
Louis A. Knapp(9)	834,834	3.55%
Oakpoint Distributors(10)	1,300,500	5.54%
Cavalier Products(11)	156,667	0.67%

All executive officers and directors as a group (2 persons)	10,932,600	46.53%
______________________________

(1)
Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by each person or entity. "Beneficial Ownership" includes shares for which an individual or entity, directly or indirectly, has or shares voting or investment power or both. Beneficial ownership as reported in the above table have been determined in accordance with Rule 14d-3 of the Securities Exchange Act of 1934, as amended (the "Act"). Percentages are based upon 26,681,088 shares of Voting Stock outstanding.

(2)
Robert Knapp, President/CEO, has served as our Chief Executive Officer since May 2005, as well as for the period ending June 30, 2012 and currently serves as Director of the Company. Robert Knapp beneficially owns 633,150 shares of common stock and 400,000 shares of Series A Preferred Stock with a voting power of 4,000,000.  Robert Knapp has two minor children, Alec Knapp and Dillon Knapp.  Each child has 150,000 shares of common stock of the company for which Mr. Knapp has custodial control.  Mr. Knapp has no influence or control over his siblings’ financial affairs or business interests.

(3)(7)(11)
Courtney Knapp, Director, owns 999,450 shares of common stock and 500,000 shares of Series A Preferred Stock with a voting power of 5.000.000.  Ms. Knapp owns a controlling interest in two non-public companies, Cavalier Products and Cinnabar Group, that both own shares in AmerElite Solutions.  Cavalier Products owns 156,667 shares of common stock of the Company.  Cinnabar Group owns 1,093,334 shares of common stock of the Company.  Ms. Knapp has no influence or control over her siblings’ financial affairs or business interests..

(4),(6)
G.R. Hanby Co., Inc. owns 1,350,950 of common stock.  Ms. Stephanie Knapp owns a controlling interest in G.R. Hanby.  Stephanie Knapp owns 400,000 shares of common stock and 350,000 shares of Series A Preferred Stock with a voting power of 3,500,000.  Ms. Knapp has two minor children, Nicholas Knapp-Gutierrez and Skylar Knapp-Gutierrez.  Each child owns 900,000 shares of common stock of the company for which Ms. Knapp has custodial interest.  Ms. Knapp is the sister of both Robert Knapp and Courtney Knapp.  Ms. Stephanie Knapp has no influence or control over her siblings’ financial affairs or business interests.

(5)(10)
Nancy von Bargen owns 794,100 shares of common stock.  Ms. von Bargen owns a controlling interest in a non-public company, Oakpoint Distributors.  Oakpoint Distributors owns 1,300,500 shares of common stock of the company.  Ms. von Bargen is an aunt to Robert Knapp, Courtney Knapp, and Stephanie Knapp.  Ms. von Bargen has no influence or control over her nephew or nieces’ financial affairs or business interests.

(8)
Ameritech International owns 1,333,334 shares of common stock.  Ameritech is an inactive company controlled by James L. Knapp.  Mr. Knapp is the father of Robert Knapp, Courtney Knapp, and Stephanie Knapp.  Mr. Knapp has no influence or control over his children’s and other family members; financial affairs or business interests.

(9)
Louis A. Knapp owns 834,834 shares of common stock.  Mr. Knapp is an uncle of Robert Knapp, Courtney Knapp, and Stephanie Knapp.  Mr. Knapp has no influence or control over his nephew or nieces’ financial affairs or business interests.

CHANGE IN CONTROL

There are no arrangements known to us, the operation of, which may at a subsequent date result in a change in control of the Company.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the proposals presented in this Information Statement, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed any of the proposals.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 3122 W. Clarendon Ave., Phoenix, AZ  85017  , Attention Robert L. Knapp.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements, and registration statements with the Securities and Exchange Commission (“SEC”). These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

RESOLUTION NO. 1 -Amendment to the Articles of Incorporation: increase in the number of authorized shares of common stock and preferred stock

Our Board of Directors and shareholders holding a majority of the shares of Company’s Voting Stock has approved the increase in the number of authorized shares of common stock that the Company may issue from 20,000,000 shares to 100,000,000 shares, as well as the increase in the number of authorized shares of preferred stock that the Company may issue from 2,000,000 shares to 10,000,000 shares by means of an amendment to our Articles of Incorporation. The amended and restated Article VI to the Articles of Incorporation is attached hereto as a form of, as Exhibit A. The increase in shares of common stock and preferred stock authorized is necessary in order to accommodate the future issuance of shares of common stock or preferred stock necessary and for ordinary business purposes. The increase in the shares of authorized common stock and preferred stock will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. Except as stated below, the Company has no other current plans to issue any shares of common stock or preferred stock.

Upon the filing of the amendment to the Articles of Incorporation with the Nevada Secretary of State, the Company intends to attempt to convert its accounts payable and note payable liabilities to common shares or a combination of cash and shares wherever possible. The Company intends on having the necessary authorized capital to conduct an acquisition or merger if the opportunity presents itself.

Reason for the Increase

Our Board of Directors and a majority of our shareholders approved the amendment to the Articles of Incorporation in order to provide greater flexibility in raising additional capital in the future. Among other things, the increase in the authorized number of shares of common stock and preferred stock will make available shares of common stock and preferred stock for future activities that are consistent with our growth strategy, including, without limitation, completing financings, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, or effecting stock splits or stock dividends.

Current holders of common stock and preferred stock have no preemptive rights, which means, that current shareholders do not have prior rights to purchase any newly issued common stock or preferred stock in order to maintain their current ownership.

The issuance of additional shares for debt or other liabilities described above will decrease the proportionate equity ownership of our current shareholders and, depending upon the price paid for such additional shares, could result in further substantial dilution to our existing shareholders.

The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Company. For example, the substantial increase in the number of authorized shares could help management frustrate efforts of shareholders seeking to remove management, could have the effect of limiting shareholders participation in transactions such as mergers or tender offers, regardless of whether those transactions are favored by incumbent management. In addition, the Board of Directors will have the ability to issue shares privately in transactions that could frustrate proposed mergers, tender offers or other transactions, even if those transactions are at substantial market premiums and are favored by a majority of independent shareholders. Such an issuance of shares of common stock and/or preferred stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

Effect of the Increase

Upon the filing of the amendment to our Articles of Incorporation, as a general matter, approval from the shareholders will not be required to issue any newly-authorized shares, except as otherwise required by law or applicable rules of any market upon which our common stock and/or preferred stock may trade.

Vote Required

The affirmative vote of the holders of a majority of the Voting Stock is required for the approval of the amendment to our Articles of Incorporation. We obtained this approval through the written consent of shareholders holding a majority of the outstanding Voting Stock. Therefore, a Special Meeting of the shareholders to approve the change and the amendment to the Articles of Incorporation is unnecessary.

Amendment to Articles of Incorporation or Bylaws. In general, Nevada law requires the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's Articles of Incorporation. Nevada law also provides that in addition to the vote described above, the vote of a majority of the outstanding shares of a class may be required to amend the Articles of Incorporation. Nevada does not require shareholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Nevada law permits, in general, the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the Articles of Incorporation or resolution adopted pursuant to the Articles of Incorporation, respectively.

Actions by Written Consent of Stockholders. Nevada law provides that, unless the Articles of Incorporation provides otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. There will be no difference in shareholders' rights with respect to shareholder action by written consent, as the Company's Amended Articles of Incorporation and Amended Bylaws do not limit shareholder action by written consent.

Stockholder Vote for Mergers and Other Corporation Reorganizations. In general, Nevada law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Nevada law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its Articles of Incorporation) if: (a) the merger agreement does not amend the existing Articles of Incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

RESOLUTION NO. 2 – Amendment to the Articles of Incorporation: authorizing the board of directors to decrease or increase the number of issued and outstanding shares, in the discretion of the board, at a ratio of between 1-for-50 and 1-for-2 reverse or forward stock split, to be implemented at the discretion of the board

On July 2, 2012, the Company's Board of Directors unanimously approved, and recommends that shareholders approve an Amendment (the "Amendment") to Article VI of the Company's Restated Articles of Incorporation, as amended, (the "Articles of Incorporation") to implement, if and when the Board deems appropriate, a reverse or forward split of the Common Stock and Preferred Stock of the Company at a  ratio of between 1-for-50 and 1-for-2, to be effective at the time an Amendment is filed with the Secretary of State of the State of Nevada (the "Stock Split"). The Board of Directors, at its discretion, may effect the Stock Split for a period of time beginning on the date the Stock Split is approved by the shareholders and expiring on the earlier of the date of the Company's 2013 Annual Meeting of Shareholders or July 2, 2013. This proposal may be abandoned by the Board of Directors, without further action by the Shareholders, at any time before or after the Special Meeting and prior to the date and time at which the Stock Split becomes effective (the "Effective Date") if for any reason the Board of Directors deems it advisable to abandon the proposal.

The Stock Split will be effected by the filing of the Amendment to the Articles of Incorporation in the form as set forth in full. The number of shares of Common Stock and Preferred Stock authorized by the Amendment will not change as a result of a Stock Split. The effect of a reverse Stock Split on the holders of Common Stock and Preferred Stock will be as follows (based on the maximum ratio of 1-for-50): holders of record of fifty or more shares of Common Stock and Preferred Stock on the Effective Date will receive a number of whole new shares equal to 1/50 of the number of shares held on the Effective Date. No fractional shares will be issued. In the event a shareholder holds a number of shares, which is not evenly divisible by hundred, such shareholder will receive roundup to the nearest share in the amount to which he is entitled in lieu of any fractional shares. Holders of record of fewer than fifty shares of Common Stock and Preferred Stock on the Effective Date will have their shares automatically converted into the right to receive a roundup to the nearest share in lieu of fractional shares in the amount set forth below. The effect of a forward Stock Split on the holders of Common Stock and Preferred Stock will be as follows (based on the maximum ratio of 1-for-50): holders of record of 1share of Common Stock and Preferred Stock on the Effective Date will receive forty nine (49) new shares to provide for fifty (50) shares held on the Effective Date.

Rounding Up To Nearest Share In Lieu Of Fractional Shares

In lieu of issuing the fractional shares which will result from a reverse Stock Split, the Company will round up to the nearest whole share. The holders of Common Stock and Preferred Stock prior to a reverse split will not have the right to offer to the Company cash redemption for any shares. There are no redemption privileges with a forward Stock Split of the Company’s equity.

Corporate Matters

If implemented, a stock split would have the following effects on the number of shares of Common Stock and Preferred Stock outstanding:

•	Each old share of the Company will be exchanged for a lesser or greater number of new shares based on the ratio determined by the Board of Directors;

•	The aggregate number of shares of the Company’s common stock and preferred stock issued and outstanding also will be reduced or increased based on such ratio;

A reverse stock split would be effected simultaneously for all the Company’s common stock and preferred stock and the exchange number will be the same for all of the Company’s common stock and preferred stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share which shall be rounded up.

Authorized Shares

A stock split will have no effect on the total number of the Company’s authorized shares of common and preferred stock.

Accounting Matters

A reverse or forward stock split will not affect the par value of the Company’s common stock or preferred stock. As a result, on the effective date of the reverse or forward stock split, the stated capital on the Company’s consolidated balance sheet attributable to the Company’s common stock and preferred stock will be increased or reduced based on the stock split ratio selected by the Board of Directors, and the additional paid-in capital account shall be credited with the amount by which the stated capital is increased or reduced. The per share net income or loss and net book value of the Company’s common stock will be increased or reduced because there may be fewer or more shares of the Company’s common stock and common stock equivalents outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), a reverse or forward stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate the Company’s shares of common stock or preferred stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board of Directors and stockholders.

Purpose of a Stock Split

A Stock Split (particularly a reverse stock split), if taken by the Board, should enhance the acceptability of the Company's Common Stock (as well as Preferred Stock) by the financial community and the investment public. Many leading brokerage firms are reluctant to recommend low price stocks to their clients. Additionally, since brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual shareholder's paying transaction costs that are a higher percentage of their total share value than would be the case if the Company's share price was substantially higher. This factor may also limit willingness of institutions to purchase the Company's stock. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

THERE CAN, HOWEVER, BE NO ASSURANCE THAT THE FAVORABLE EFFECTS DESCRIBED ABOVE WILL OCCUR, OR THAT ANY INCREASE IN PER SHARE PRICE OF THE COMMON STOCK RESULTING FROM A PROPOSED REVERSE OR FORWARD STOCK SPLIT WILL BE MAINTAINED FOR ANY PERIOD OF TIME. MOREOVER, THERE CAN BE NO ASSURANCE THAT THE MARKET PRICE OF THE COMMON STOCK AFTER A REVERSE SPLIT WOULD BE FIFTY TIMES THE MARKET PRICE BEFORE A PROPOSED REVERSE SPLIT, OR IN THE CASE OF A FORWARD SPLIT ONE FIFTIETH OF THE MARKET PRICE BEFORE THE A PROPOSED FORWARD SPLIT OR THAT SUCH PRICES WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

DISSENTER'S RIGHTS

 Neither Nevada law nor our Articles of Incorporation or Bylaws provide our shareholders with dissenters' rights in connection with the amendment to our Articles of Incorporation. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote with respect thereto.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Contact:  Robert L. Knapp, 3122 W. Clarendon Ave., Phoenix, AZ  85017

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert L. Knapp
Robert L. Knapp
Chairman of the Board

Phoenix, Arizona
August 14, 2012

II. THE ACTIONS TAKEN PURSUANT TO THE WRITTEN CONSENT

Ratification of the four (4) proposed actions to AmerElite Solutions, Inc.’s Articles of Incorporation on July 2, 2012, eighteen (18) consenting shareholders representing 25,298,706 effective voting shares of the Company's Voting Stock or 94.82% of the Company's outstanding Voting Stock, 26,281,088 effective voting shares as of June 25, 2012, ratified the adoption of the Amended and Restated Articles of Incorporation.

On June 25, 2012 the Board of Directors resolved to put forth the four (4) proposals to the shareholders through a “Special Meeting of Shareholders.” The following was disseminated to a majority of the shareholders of the Company:

A Special Meeting (the "Special Meeting") of Shareholders of AmerElite Solutions, Inc. (the "Company") will be held on Monday July 2, 2012, at 10:00 a.m., at AmerElite Solutions, Inc. corporate offices, 3122 W. Clarendon Ave., Phoenix, AZ 85017, for the following purposes:

(1) To approve the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") in order to:

•	reflect current developments in Nevada law;
•	provide for the exculpation of directors;
•	increase the number of authorized shares of common stock from 20,000,000 shares to 100,000,000 shares;
•	decrease the par value of common stock from $0.00125 to $0.001 par value;
•	Increase the number of authorized shares of preferred stock from 2,000,000 to 10,000,000
•
empower the Board of Directors, at its discretion, to undertake a reverse or forward stock split of the Company’s Common Stock and Preferred Stock at a ratio of between one-for-fifty and one-for-two at any time on or prior to July 2, 2013.

(2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on June 25, 2012, were entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

B. A Voting Statement solicited by the Board of Directors is enclosed herewith. You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign, date and mail the enclosed voting card promptly in the enclosed postage-paid envelope. If you attend the Special Meeting, you may, if you wish, withdraw your Voting Statement and vote in person.

By Order of the Board of Directors,

/s/ Robert L. Knapp
Robert L. Knapp
Chairman of the Board

Phoenix, Arizona
August 14, 2012

 IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE VOTING STATEMENT AND VOTE YOUR SHARES IN PERSON.

WE ARE NOT ASKING YOU FOR A VOTING STATEMENT AND
YOU ARE REQUESTED NOT TO SEND US A VOTING STATEMENT.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
A*	Form of Amendment to the Articles of Incorporation (to be filed)

* Filed with Form PRE 14C dated July 2, 2012